SECURITIES AND EXCHANGE COMMISSION
Washington.D.C. 20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported)January 1,1996

CLARY CORPORATION(Exact name of registrant as specified in charter)

CALIFORNIA(State or other incorporation)

1-3489(Commission File Number)

95-0630196(IRS employer Identification No.)

1960 S.Walker Ave. Monrovia, CA 91016(Address of principal executive offices)

818/359-4486(Registrant's telephone number)

ITEM-5		OTHER EVENTS


Clary Corporation announced today the following personnel changes are effectivr January 1,1996. DONALD G.ASH current President and CEO has resigned and JOHN G.CLARY currently chairman of the Board has been appointed President adn CEO. Mr.Ash will continue part-time as Director and Treasurer of company. In addition, Richard Henson was appointed Executive Vice-President.

Pursuant to the requirements of the Secirities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


CLARY CORPORATION



JOHN G.CLARY-President


Dated: January 3,1996